Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John Rossi, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of Garb Oil & Power Corporation on Form 10-Q for the quarterly period ended March 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Garb Oil & Power Corporation.

Date: March 12, 2012                                                                                                           By: /s/ John Rossi
                             Name: John Rossi
                             Title: President, Chief Executive Officer and Chairman

A signed original of the written statements above required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Garb Oil & Power Corporation and will be retained by Garb Oil & Power Corporation and furnished to the U.S. Securities and Exchange Commission or its staff upon request. The forgoing certifications are being furnished to the Securities and Exchange Commission as an exhibit to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and they shall not be considered filed as part of such report.